AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 29, 2001
                                                       REGISTRATION NO. 333-____

==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  ------------

                         THE BEAR STEARNS COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                               13-3286161
     (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         THE BEAR STEARNS COMPANIES INC.
                            CAPITAL ACCUMULATION PLAN
                          FOR SENIOR MANAGING DIRECTORS
                            (Full Title of the Plan)

                             SAMUEL L. MOLINARO JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
                               ------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
TITLE OF EACH CLASS  AMOUNT TO  PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
    OF SECURITIES       BE         OFFERING          AGGREGATE      REGISTRATION
   TO BE REGISTERED  REGISTERED PRICE PER UNIT(2) OFFERING PRICE(2)     FEE(2)
-------------------  ---------- ----------------- ----------------- ------------
Common Stock, par
   value $1.00 per  5,613,004
   share             shares        $60.125          $337,481,866       $80,658
================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on November 28, 2001.
================================================================================

                                Explanatory Note

This Registration Statement is being filed solely for purposes of registering the shares for resale by the Selling Stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

                               REOFFER PROSPECTUS

                         THE BEAR STEARNS COMPANIES INC.

                        5,613,004 SHARES OF COMMON STOCK

     Certain of our employees, all of whom are named in this prospectus, are selling for their own accounts up to 5,613,004 shares of our Common Stock that they acquired pursuant to our Capital Accumulation Plan for Senior Managing Directors. We will not receive any of the proceeds from such sales.

     The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

     The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

     Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

     The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On November 28, 2001, the closing price of the Common Stock on the Exchange was $58.90 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                November 29, 2001

     YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                ----------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Recent Events................................................................2
Where You Can Find More Information..........................................2
Forward-Looking Statements...................................................3
Certain Definitions..........................................................4
The Company..................................................................5
Selling Stockholders.........................................................7
Plan of Distribution........................................................13
Experts.....................................................................14

                                  RECENT EVENTS

Following recent disclosures by Enron Corporation regarding its financial difficulties, the Company is disclosing that it has approximately $44 million of net unsecured exposure to Enron Corporation entities, including loans, letters of credit and derivative transactions. In addition, the Company has approximately $25 million of secured debt obligations with a related Enron entity. These exposures will not have a material effect on the Company's operations or financial condition.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

     The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

     (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2000;

     (ii) the Quarterly Reports on Form 10-Q for the quarters ended February 23, 2001, May 25, 2001, and August 31, 2001;

     (iii) the Current Reports on Form 8-K dated December 13, 2000, January 4, 2001, January 11, 2001, February 15, 2001, February 15, 2001, March
            21, 2001, March 30, 2001, April 20, 2001, May 3, 2001, May 4, 2001,
            June 20, 2001, June 26, 2001, September 26, 2001, and October 19, 2001; and

     (iv)   the description of the Common Stock, which is registered under
            Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

     We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at our Corporate Communications Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

                           FORWARD-LOOKING STATEMENTS

     Certain statements included in or incorporated by reference into this prospectus including (without limitation) certain matters discussed under "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" included in or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended November 30, 2000 and our Quarterly Reports on Form 10-Q for the quarters ended February 23, 2001, May 25, 2001 and August 31, 2001, which have been filed with the SEC, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

                               CERTAIN DEFINITIONS

     Unless otherwise stated in this prospectus:

     o the "Company," "we," "us," and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

     o    "AMEX" refers to the American Stock Exchange;

     o    "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

     o    "BSB" refers to Bear Stearns Bank plc;

     o    "BSSC" refers to Bear, Stearns Securities Corp.;

     o    "BSIL" refers to Bear, Stearns International Limited;

     o "Common Stock" refers to the Common Stock, par value $1.00 per share, of The Bear Stearns Companies Inc.;

     o    "NASD" refers to the National Association of Securities Dealers, Inc.;
          and

     o    "NYSE" refers to the New York Stock Exchange.

Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

                                   THE COMPANY

     We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling our proprietary and customer transactions. Our business includes:

o market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities;

o trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

o    securities, options and futures brokerage;

o    providing securities clearance services;

o managing equity and fixed income assets for institutional and individual clients;

o    financing customer activities;

o    securities lending;

o    securities and futures arbitrage;

o    involvement in specialist activity on both the NYSE and the AMEX;

o    underwriting and distributing securities;

o    arranging for the private placement of securities;

o assisting in mergers, acquisitions, restructurings and leveraged transactions;

o    making principal investments in leveraged acquisitions;

o    engaging in commercial real estate activities;

o    investment management and advisory services; and

o    advisory, fiduciary, custody, agency and securities research services.

Our business is conducted:

o    from our principal offices in New York City;

o from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

o from representative offices in Beijing, Herzliya, Hong Kong, Milan, Sao Paulo, Seoul and Shanghai;

o through international offices in Dublin, London, Lugano, Singapore and Tokyo; and

o    through joint ventures with other firms in Belgium, Greece and Spain.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

     Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the NASD, the Commodity Futures Trading Commission, the National Futures Association and the International Stock Exchange. Bear Stearns is a "primary dealer" in US government securities, as designated by the Federal Reserve Bank of New York.

     BSIL is a full service broker-dealer based in London and is a member of Eurex (formerly the Deutsche Terminborse), the International Petroleum Exchange, the London Commodity Exchange, the London International Financial Futures and Options Exchange, the London Securities & Derivatives Exchange, Marche a Terme International de France, SA and the London Clearing House. BSIL is supervised by and is regulated in accordance with the rules of the Securities and Futures Authority.

     BSB is an Irish-based bank, which was incorporated in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the choice of dealing with a banking counterparty.

     We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179; our telephone number is (212) 272-2000. Our Internet address is http://www.bearstearns.com.

                                SELLING STOCKHOLDERS

     This prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to our Capital Accumulation Plan for Senior Managing Directors.

     Each of the Selling Stockholders is an employee of the Company or one of its subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth:

     o the name and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's current position as a Senior Managing Director of Bear Stearns);

     o the number of shares of Common Stock each Selling Stockholder beneficially owned as of November 13, 2001;

     o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

     o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to the Plan and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179.

     This table reflects all Selling Stockholders who are eligible to resell and the number of shares available to be resold by such Selling Stockholders.

                                                                                         SHARES BENEFICIALLY OWNED
                                             SHARES               SHARES                     AFTER THIS OFFERING
  SELLING STOCKHOLDERS AND PRINCIPAL       BENEFICIALLY          COVERED BY             ----------------------------
      POSITIONS WITH THE COMPANY          OWNED (1)(2)(3)     THIS PROSPECTUS              NUMBER            PERCENT
--------------------------------------    ---------------     ---------------           ------------      ------------
Michael J. Abatemarco                           36,576               7,195                   29,381               *
Stephen M. Ackerman                             28,328               6,400                   21,928               *
Edward Almeida                                  36,519               3,687                   32,832               *
Wayne Angell                                    31,336              21,923                    9,413               *
Raymond Aronson                                  5,844                 861                    4,983               *
Perrin Arturi                                   22,842              14,327                    8,515               *
Elliott Baim                                    16,029               3,455                   12,574               *
J. Bradford Barnes                              27,906               6,550                   21,356               *
Jeffrey C. Bernstein                            36,486               3,878                   32,608               *
Steve Binder                                    27,166              24,249                    2,917               *
Kathryn R. Booth                                25,378              22,399                    2,979               *
Denis Bovin                                    202,790              47,334                  155,456               *
Stanley Brach                                   14,035               8,978                    5,057               *
J. Andrew Bugas                                 39,406              27,286                   12,120               *
Damion Carufe                                   10,460               2,269                    8,191               *
James E. Cayne (4)                           4,991,608             635,077                4,356,531             4.6%
           Chairman of the Board
           Chief Executive Officer
Vincent M. Cazzetta                              4,105               2,179                    1,926               *
Daniel A. Celentano                             23,333              13,372                    9,961               *
Pasquale CeStaro, III                           54,443               5,283                   49,160               *
Peter Cherasia (a)                             127,222              93,750                   33,472               *
John Chimento                                   14,794              11,342                    3,452               *
Marshall Coburn                                 51,998              31,583                   20,415               *
Barry J. Cohen                                 280,425              92,861                  187,564               *
Michael Cohen                                   24,839              13,333                   11,506               *
David S. Connelly                               47,625              46,239                    1,386               *
Kathleen Costine                                10,646               2,388                    8,258               *
Paul Croitoroo                                  23,089               4,767                   18,322               *
Steven M. Dantus (5)                            64,403              37,730                   26,673               *
Wendy de Monchaux                              167,565             132,539                   35,026               *
Andrew Decker                                   14,987               3,409                   11,578               *
Daniel R. Delahanty (6)                         11,498               2,113                    9,385               *
Richard W. Dimino                               72,136               2,904                   69,232               *
John Doyle                                      17,097              16,769                      328               *
Kenneth L. Edlow                               140,222              13,309                  126,913               *
           Secretary
James Egan                                      29,244              18,122                   11,122               *
Yan Erlikh                                     146,015             127,966                   18,049               *
James A. Ferency                                21,319               9,807                   11,512               *
Marc Feuer                                      11,247               3,766                    7,481               *
William Finn                                    39,968              10,413                   29,555               *
Barry Fleischer                                  6,968               1,008                    5,960               *

                                                                                         SHARES BENEFICIALLY OWNED
                                             SHARES               SHARES                     AFTER THIS OFFERING
  SELLING STOCKHOLDERS AND PRINCIPAL       BENEFICIALLY          COVERED BY             ----------------------------
      POSITIONS WITH THE COMPANY          OWNED (1)(2)(3)     THIS PROSPECTUS              NUMBER            PERCENT
--------------------------------------    ---------------     ---------------           ------------      ------------
Nelson Fleishman                                13,517               6,197                    7,320               *
Thomas M. Flexner                               24,459               5,803                   18,656               *
Robert Foran                                    14,391               3,445                   10,946               *
Doni Fordyce                                     3,772               2,632                    1,140               *
Michael Frankel                                 38,413               9,233                   29,180               *
Paul M. Friedman                                27,927               3,965                   23,962               *
William A. Fritz III                            12,463               2,983                    9,480               *
Barry Ganz                                      19,009               4,254                   14,755               *
Bruce E. Geismar (a) (7)                       134,602              14,818                  119,784               *
David H. Glaser                                 77,622              56,336                   21,286               *
Lesley D. Goldwasser                           119,274              28,544                   90,730               *
Alan C. Greenberg                              378,097              78,517                  299,580               *
           Chairman of the Executive Committee
Timothy Greene                                  23,374               5,008                   18,366               *
Robert Gubitosi                                 16,357               9,374                    6,983               *
Andrew E. Haas (8)                              48,499              24,245                   24,254               *
Gregory A. Hanley                               17,081              16,735                      346               *
Robert Harteveldt                               93,862              91,540                    2,322               *
Cory Hechler                                    13,177               7,031                    6,146               *
Ronald Hersch                                   34,905               8,354                   26,551               *
Kent Hiteshew                                    8,662               1,846                    6,816               *
Daniel Hoffman                                  21,403              14,187                    7,216               *
Marjorie Hogan                                  23,491              19,760                    3,731               *
Michael Hyatt                                   79,925              12,708                   67,217               *
Robert B. Jackman                              255,438               5,300                  250,138               *
Patricia Jehle                                  37,417               8,914                   28,503               *
William M. Jennings                            359,099              28,775                  330,324               *
Brian C. Jerome                                 43,376              21,920                   21,456               *
Michael Josephson                               49,231              17,195                   32,036               *
Richard Kahn                                    12,937               7,744                    5,193               *
Raymond Katz                                    50,216              12,347                   37,869               *
Daniel L. Keating (a)                          161,254              25,516                  135,738               *
Frederick N. Khedouri                           56,930              45,654                   11,276               *
John Knight                                      4,623               3,483                    1,140               *
Lawrence Kohn                                   23,609               3,172                   20,437               *
John Y. Koren                                   30,207              18,646                   11,561               *
Mark A. Kurland                                160,742              11,077                  149,665               *
Pascal Lambert                                  12,455              12,455                        0
Andrew Lawrence                                115,057               1,553                  113,504               *
Joseph C. Leach                                 19,872              16,118                    3,754               *
Mark E. Lehman (9)                             216,015              19,826                  196,189               *
           Executive Vice President
           General Counsel
Frederick Leuffer                               58,345              23,068                   35,277               *
Marshall J Levinson (10)                         6,782               6,012                      770               *
           Controller
Anthony Liberatore                              22,041              16,129                    5,912               *

                                                                                         SHARES BENEFICIALLY OWNED
                                             SHARES               SHARES                     AFTER THIS OFFERING
  SELLING STOCKHOLDERS AND PRINCIPAL       BENEFICIALLY          COVERED BY             ----------------------------
      POSITIONS WITH THE COMPANY          OWNED (1)(2)(3)     THIS PROSPECTUS              NUMBER            PERCENT
--------------------------------------    ---------------     ---------------           ------------      ------------
David A. Liebowitz                             674,369             667,748                    6,621               *
Bruce M. Lisman                                263,482              22,432                  241,050               *
Roland N. Livney                               100,511              98,344                    2,167               *
Michael A. Lorig                                83,308              19,623                   63,685               *
Aaron C. Lupuloff                                9,726               9,726                        0
Ralph Mack                                      78,847              78,135                      712               *
David Malpass                                   14,799              11,289                    3,510               *
Thomas Marano                                   76,016              18,534                   57,482               *
Michael J. Margolis                              5,859               2,931                    2,928               *
David Marren                                    27,697               7,574                   20,123               *
Donald A. Martocchio                            35,100              35,100                        0
George J. Mason                                  8,848               5,674                    3,174               *
Jeffrey A. Mayer                                33,899               8,045                   25,854               *
James McKenna                                  104,138             102,373                    1,765               *
William D. McLaughlin                          154,346               8,123                  146,223               *
Jeffrey Mehl                                    78,378              49,253                   29,125               *
Richard L. Metrick                              67,956              16,263                   51,693               *
Steven Meyer                                    61,916              39,096                   22,820               *
Michael Minikes (a) (11)                       465,798              39,678                  426,120               *
           Treasurer
Samuel L. Molinaro Jr.                          26,196              12,239                   13,957               *
           Chief Financial Officer
           Senior Vice President-Finance
Dominick Mondi                                  15,226              12,932                    2,294               *
Robert E. Morie Jr.                             23,056               3,875                   19,181               *
Gordon M. Morse                                  9,272               2,219                    7,053               *
Kevin Mulvey                                    35,249              27,189                    8,060               *
Mark Murphy                                     37,352              36,684                      668               *
Steven B. Nakovich                              72,026              16,054                   55,972               *
Andrew Neff                                     52,749              38,573                   14,176               *
Fares Noujaim                                  123,533             122,663                      870               *
Timothy O'Neill                                 41,895              32,081                    9,814               *
Craig M. Overlander                            135,035              97,787                   37,248               *
Aldo Parcesepe                                  58,814              43,872                   14,942               *
Edward Raice                                    12,010               9,624                    2,386               *
W. Preston Raisin                               39,706               9,345                   30,361               *
Stephen E. Raphael                              61,350              14,151                   47,199               *
Robert Reitzes                                  39,258              39,258                        0               *
Joseph P. Riccardo                              57,521              13,011                   44,510               *
Lou Rosenfeld                                   24,157               5,730                   18,427               *
Michael Saperstein (12)                        609,058                 943                  608,115               *
Michael D. Sargent                              20,890               3,317                   17,573               *
Kenneth Savio                                   58,455              25,755                   32,700               *
Steven Scari                                    33,975              20,878                   13,097               *
Joel S. Schlesinger                             35,064              21,276                   13,788               *
Gary Schneider                                   9,873               7,710                    2,163               *
David Schoenthal                                40,521               9,698                   30,823               *

                                                                                         SHARES BENEFICIALLY OWNED
                                             SHARES               SHARES                     AFTER THIS OFFERING
  SELLING STOCKHOLDERS AND PRINCIPAL       BENEFICIALLY          COVERED BY             ----------------------------
      POSITIONS WITH THE COMPANY          OWNED (1)(2)(3)     THIS PROSPECTUS              NUMBER            PERCENT
--------------------------------------    ---------------     ---------------           ------------      ------------
Clark Schubach                                  40,634               8,279                   32,355               *
Alan D. Schwartz                             1,245,740             110,506                1,135,234              1%
           President
           Co-Chief Operating Officer
Robert J. Schwartz                               8,024               3,109                    4,915               *
Theodore M. Serure                              32,280               6,966                   25,314               *
Robert Seyferth                                  5,482               1,313                    4,169               *
Nathaniel Singer                                10,100               2,117                    7,983               *
Anthony P. Skvarla                              32,270               6,305                   25,965               *
Andrew Sloves                                   61,841              45,201                   16,640               *
Timothy Smith                                   14,244              14,244                        0
Kevin Smyth                                     25,143              15,807                    9,336               *
Kurt Soukup                                     19,393              18,883                      510               *
Warren Spector (13)                            721,211             597,064                  124,147               *
           President
           Co-Chief Operating Officer
Daniel G. Spina                                 49,965              49,965                        0
Kenneth Spindel                                 16,413               4,427                   11,986               *
David Stafman                                   14,718               2,728                   11,990               *
Sheldon I. Stein                                50,835              27,409                   23,426               *
Robert Steinberg                               987,487              25,611                  961,876              1%
Stephen M. Straty                               16,877               6,980                    9,897               *
Kok Wee Tan                                     14,847              12,508                    2,339               *
Donald Tang                                     39,629              39,629                        0
Michael L. Tarnopol (a)                        416,160              43,091                  373,069               *
Salvatore Tiano                                 22,255              19,365                    2,890               *
John Twyman                                     47,852              18,998                   28,854               *
Michael Urfirer                                419,524             243,040                  176,484               *
Eli Wachtel (14)                                96,678              46,528                   50,150               *
Dale Patrick Westhoff                           57,189              57,189                        0
Peter A. Williams                               17,868              16,716                    1,152               *
James Wolfsberg                                 26,197              16,909                    9,288               *
Bruce Wolfson                                    5,005                 861                    4,144               *
Michael Zackman                                 20,417               6,919                   13,498               *
Ira Zicherman                                   16,244               9,583                    6,661               *
Uzi Zucker (a)                                 214,100               2,710                  211,390               *

-------------------

* Less than one (1%) percent.

(a)  Former member of the Board of Directors of the Company.

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

                                      -11-

(3) Does not include an aggregate of 25,837,967 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Includes 45,669 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 230,554 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,048 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(5) Includes 76 shares of Common Stock held by Mr. Dantus as custodian for his child.

(6) Includes 537 shares of Common Stock held by Mr. Delahanty as custodian for his child.

(7) Does not include 2,366 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership.

(8) Includes 518 shares of Common Stock held by Mr. Haas as custodian for his children.

(9) Does not include 29,763 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(10) Does not include 77 shares of Common Stock held in a trust established for Mr. Levinson's daughter, as to which shares Mr. Levinson disclaims beneficial ownership.

(11) Does not include 1,780 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(12) Does not include 156,760 shares of Common Stock held in two trusts established for Mr. Saperstein's daughter, as to which shares Mr. Saperstein disclaims beneficial ownership.

(13) Does not include 636 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

(14)  Mr. Wachtel also has a short position of 9,892 shares of Common Stock.

                              PLAN OF DISTRIBUTION

     Shares covered by this prospectus will be sold by the Selling Stockholders as principals for their own account. We will not receive any proceeds from sales of any shares by Selling Stockholders.

     The Selling Stockholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell shares pursuant to this prospectus from time to time:

     o in transactions (including one or more block transactions) on the NYSE;

     o   in the public market off the NYSE;

     o   in privately negotiated transactions;

     o   through put or call options transactions relating to the shares;

     o   through short sales of shares; or

     o   in a combination of such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

     The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

     Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2000 Annual Report on Form 10-K for the year ended November 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the SEC pursuant to
Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2000; (ii) the Quarterly Report on Form 10-Q for the quarters ended February 23, 2001, May 25, 2001 and August 31, 2001; (iii) the Current Reports on Form 8-K dated December 13, 2000, January 4, 2001, January 11, 2001, February 15, 2001, February 15,
2001, March 21, 2001, March 30, 2001, April 20, 2001, May 3, 2001, May 4, 2001,
June 20, 2001, June 26, 2001, September 26, 2001, and October 19, 2001; and (iv)
the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation is filed as
Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

     We have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

     For the undertaking with respect to indemnification, see Item 9.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the registrant claimed an exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Such restricted securities were issued to the Selling Stockholders in connection with their deferral of income under the registrant's Capital Accumulation Plan for Senior Managing Directors.

ITEM 8.     EXHIBITS.

            Exhibit No.    Description
            -----------    -----------

            4(a)(1)    --  Restated Certificate of Incorporation of the
                           Registrant (incorporated by reference to Exhibit
                           4(a)(1) to the Registration Statement on Form S-3
                           (File No. 333-57083)).

            4(a)(2)    --  Certificate of Amendment of Restated Certificate of
                           Incorporation, dated April 2, 2001 (incorporated by reference to Exhibit 4(a)(2) to the Registration
                           Statement on Form S-8 (File No. 333-92357)).

            4(a)(3)    --  Certificate of Stock Designation relating to the
                           Registrant's Adjustable Rate Cumulative Preferred
                           Stock, Series A (incorporated by reference to Exhibit
                           4(a)(6) to the Registration Statement on Form S-8
                           (File No. 33-49979)).

            4(a)(4)    --  Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series E
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                           14, 1998).

            4(a)(5)    --  Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series F
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(6)    --  Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series G
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(b)       --  By-laws of the Registrant, Amended and Restated as of
                           June 25, 2001 (incorporated by reference to Exhibit
                           (3)(b) to the Registrant's Quarterly Report on Form
                           10-Q for its fiscal quarter ended August 31, 2001).

            23(a)      --  Consent of Deloitte & Touche LLP.

            24         --  Power of attorney (included in the signature pages to
                           the Registration Statement).

     An opinion of counsel (Exhibit 5) is not being filed since the securities being registered are not original issuance securities.

ITEM 9.     UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 29, 2001.

                                           THE BEAR STEARNS COMPANIES INC.

                                           By: /s/ Samuel L. Molinaro Jr.
                                               --------------------------------
                                               SAMUEL L. MOLINARO JR.
                                               Senior Vice President - Finance
                                               and Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 29, 2001.

             SIGNATURE                                   TITLE
             ---------                                   -----

                         THE BEAR STEARNS COMPANIES INC.

        /s/ Alan C. Greenberg             Chairman of the Executive
  ----------------------------------         Committee and Director
          ALAN C. GREENBERG

         /s/ James E. Cayne               Chairman of the Board, Chief
  ----------------------------------         Executive Officer and Director
           JAMES E. CAYNE                    (Principal Executive Officer)

        /s/ Carl D. Glickman              Director
  ----------------------------------
          CARL D. GLICKMAN

      /s/ Donald J. Harrington            Director
  ----------------------------------
        DONALD J. HARRINGTON

             SIGNATURE                                   TITLE
             ---------                                   -----

         /s/ William L. Mack              Director
  ----------------------------------
           WILLIAM L. MACK

        /s/ Frank T. Nickell              Director
  ----------------------------------
          FRANK T. NICKELL

       /s/ Frederic V. Salerno            Director
  ----------------------------------
         FREDERIC V. SALERNO

        /s/ Alan D. Schwartz              President, Co-Chief Operating
  ----------------------------------         Officer and Director
          ALAN D. SCHWARTZ

        /s/ Warren J. Spector             President, Co-Chief Operating
  ----------------------------------         Officer and Director
          WARREN J. SPECTOR

          /s/ Vincent Tese                Director
  ----------------------------------
            VINCENT TESE

           /s/ Fred Wilpon                Director
  ----------------------------------
             FRED WILPON

     /s/ Samuel L. Molinaro Jr.           Senior Vice President - Finance
  ----------------------------------         and Chief Financial Officer
       SAMUEL L. MOLINARO JR.                (Principal Financial Officer)

       /s/ Marshall J Levinson            Controller
  ----------------------------------         (Principal Accounting Officer)
         MARSHALL J LEVINSON

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number             Description
-------            -----------

4(a)(1)       --   Restated Certificate of Incorporation of the Registrant
                   (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)       --   Certificate of Amendment of Restated Certificate of
                   Incorporation, dated April 2, 2001 (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8
                   (File No. 333-92357)).

4(a)(3)       --   Certificate of Stock Designation relating to the Registrant's
                   Adjustable Rate Cumulative Preferred Stock, Series A
                   (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(4)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(5)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(6)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(b)          --   By-laws of the Registrant, Amended and Restated as of June
                   25, 2001 (incorporated by reference to Exhibit (3)(b) to the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended August 31, 2001).

23(a)         --   Consent of Deloitte & Touche LLP.

24            --   Power of attorney (included in the signature pages to the
                   Registration Statement).